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                                                                     Exhibit 4.1



                                 NETEGRITY, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

         The following constitute the provisions of the 2002 Employee Stock Purchase Plan of Netegrity, Inc., as amended.

                  1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention, but not the obligation, of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                  2.       DEFINITIONS.

                  (a)      "BOARD" means the Board of Directors of the Company.

                  (b) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (c)      "COMMON STOCK" means the Common Stock of the Company.

                  (d) "COMPANY" means Netegrity, Inc., a Delaware corporation.

                  (e) "COMPENSATION" means base salary or hourly wages exclusive of overtime, commissions, shift premiums, incentive compensation, bonuses, and other such compensation. Notwithstanding the foregoing, the Board of Directors in its sole discretion from time to time may substitute another definition of compensation to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code.

                  (f) "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other approved leave of absence (including approved maternity leave), provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute (such as the Family and Medical Leave Act), or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

                  (g) "CONTRIBUTIONS" means all amounts credited to the account of a participant pursuant to the Plan.
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                  (h)      "CORPORATE TRANSACTION" means a sale of all or
substantially all of the Company's assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

                  (i) "DESIGNATED SUBSIDIARIES" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (j) "EMPLOYEE" means any person, including an Officer, who is an Employee for tax purposes and who (i) is customarily employed by the Company or one of its Designated Subsidiaries for at least twenty (20) hours per week, and (ii) is customarily employed by the company or one of its Designated Subsidiaries more than five (5) months in a calendar year.

                  (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (l) "OFFERING DATE" means the first business day of each Offering Period of the Plan.

                  (m) "OFFERING PERIOD" means a period of six (6) months commencing on or about May 15 and November 15 each year, except for the first Offering Period as set forth in Section 4(a).

                  (n) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (o)      "PLAN" means this Employee Stock Purchase Plan.

                  (p) "PURCHASE DATE" means the last day of each Purchase Period of the Plan.

                  (q) "PURCHASE PERIOD" means a period of six (6) months coincident with or ending within an Offering Period, except for the Purchase Period in the first Offering Period as set forth in Section 4(b).

                  (r) "PURCHASE PRICE" means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase ("ADDITIONAL SHARES"), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the "APPROVAL DATE FAIR MARKET VALUE") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

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                  (s)      "SHARE" means a share of Common Stock, as adjusted in
accordance with Section 19 of the Plan.

                  (t) "SUBSIDIARY" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.       ELIGIBILITY.

         (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate in more than one Offering Period at a time.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4.       OFFERING PERIODS AND PURCHASE PERIODS.

         (a) OFFERING PERIODS. The Plan shall be generally implemented by a series of Offering Periods of six (6) months' duration, with new Offering Periods (other than the first Offering Period) commencing on or about May 15 and November 15 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on July 1, 2002 and end on or about November 14, 2002. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

         (b) PURCHASE PERIODS. Each Offering Period shall generally consist of one (1) purchase period of six (6) months' duration. The last day of each Purchase Period shall be the "PURCHASE DATE" for such Purchase Period. A Purchase Period commencing on or about May 15 shall end on or about the next November 14. A Purchase Period commencing on or about November 15 shall end on or about the next May 14. The first Purchase Period of the first Offering Period shall commence on July 1, 2002, and shall end on or about November 14, 2002. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

                                       3
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         5.       PARTICIPATION.

         (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Human Resources Department or the stock brokerage or other financial services firms designated or approved by the Company from time to time (each, a "DESIGNATED BROKER") prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering, Period. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

         (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

         (c) A participant's subscription agreement shall remain in effect for successive Offering Periods unless modified as provided in Section 6 or terminated as provided in Section 10.

         6.       METHOD OF PAYMENT OF CONTRIBUTIONS.

         (a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than two percent (2%) and not more than ten percent (10%) (or such other percentage as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be in full percentage points of Compensation, and shall be credited to the participant's account under the Plan. A participant may not make any additional payments into such account.

         (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, unless otherwise provided by the Company, on one occasion only during a Purchase Period may increase and on one occasion only during a Purchase Period may decrease the rate of his or her Contributions with respect to the ongoing Offering Period by completing and filing with the Company a new or amended subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new or amended subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

         (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased during any Offering Period to 0%. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement, unless terminated by the participant as provided in Section 10.


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        7.       GRANT OF OPTION.

         (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date within the Offering Period a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 1,000 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

         (b) The fair market value of the Company's Common Stock on a given date (the "FAIR MARKET VALUE") shall be the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per-share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in THE WALL STREET JOURNAL.

         8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

         9. DELIVERY. As promptly as practicable after each Purchase Date of each Offering Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant's name with a Designated Broker.


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         10.      VOLUNTARY WITHDRAWAL; TERMINATION OF EMPLOYMENT.

         (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company or the Designated Broker, in the form and manner as directed by the Company, at least seven (7) days prior to the Purchase Date. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

         (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

         (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

         (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period which commences after the withdrawal or in any similar plan that may hereafter be adopted by the Company. If a participant withdraws from an Offering Period, however, payroll deductions shall not resume at the beginning of any succeeding Offering Periods unless the participant delivers a new or reinstated subscription agreement to the Company.

         11.      [RESERVED.]

         12. INTEREST. No interest shall accrue on the Contributions of a participant in the Plan.

         13.      STOCK.

         (a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan during the term of the Plan (as described in Section 23) shall be 700,000 Shares. Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be available for sale under the Plan during any Purchase Period shall be 112,500 Shares. Such Shares may be authorized but unissued Common Stock or Common Stock reacquired by the Company and held as treasury shares. If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of


                                       6
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Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising, options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date. In the event of a pro-rata allocation, each participant's right to purchase Shares shall be limited to such pro-rata amount of Shares and the cash balance of the Contributions credited to his or her account, and the participants shall not have further rights against the Company or the Board.

         (b) The participant shall have no interest (including no right to receive any dividends) or voting right in Shares covered by his or her option until such option has been exercised.

         (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         14. ADMINISTRATION. The Board, or a committee named by the Board, shall supervise and administer the Plan. The Board or committee shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, to adopt, amend and rescind any rules deemed appropriate for the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. To the extent permitted by law, no member of the Board (or committee) shall be liable for any action or determination made in good faith with respect to the Plan or any participant.

         15.      DESIGNATION OF BENEFICIARY.

         (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 15(a) shall be made in the form and in the manner as directed by the Company's Human Resources Department.


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         (b)      Such designation of beneficiary may be changed by the
participant (and his or her spouse, if any) at any time by written notice in accordance with Section 15(a). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. Any such delivery or payment shall fully discharge the Company, the Designated Subsidiaries, the Board, any committee, and all of their employees or representatives with respect to any liability or obligation to the participant and other persons.

         16. TRANSFERABILITY. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

         17. USE OF FUNDS. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

         18. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

         19.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE
TRANSACTIONS.

         (a) ADJUSTMENT. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the maximum number of shares of Common Stock that may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

         (b) CORPORATE TRANSACTIONS. In the event of a proposed dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "NEW PURCHASE DATE"), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

         20.      AMENDMENT OR TERMINATION.

         (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 or in this Section 20, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders, or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 or in this
Section 20, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant.

         (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods for any reason (including any determination by the Board that the failure to make such change could cause the Company to incur adverse accounting charges), limit the frequency and/or number of changes in the amount withheld during an Offering Period, change or eliminate any automatic Offering Period withdrawal and re-enrollment feature of the Plan, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

         (c) To facilitate the extension of an employee stock purchase program to employees of the Company and any Designated Subsidiaries located outside of the United States, the Board may amend the Plan, or establish additional employee stock purchase arrangements in the nature of "sub" or "mirror" plans, without stockholder approval, for the purpose of complying with applicable foreign laws and practices. Any Shares issued with respect to any such foreign employee stock purchase program shall count against the Share limitations of this Plan including Sections 7 and 13.

         (d) To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

         21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. In the absence of any such designation, all notices or other communications by a participant must be received by the Vice-President of Finance or the Vice-President of Human Resources.

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

         22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to make appropriate representations (including that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares) if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. TERM OF PLAN; EFFECTIVE DATE. Subject to stockholder approval, the Plan shall become effective July 1, 2002. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

         24. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         25. NOTICE OF DISQUALIFYING DISPOSITIONS. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs within the earlier of (i) two (2) years of the Offering Date, or (ii) one (1) year of the Purchase Date, associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

         26. WITHHOLDING OF TAXES. Each participant must make adequate provision for all applicable federal, state, or other tax withholding obligations which may arise upon the exercise of any option or the disposition of any Shares.

         27. NO EMPLOYMENT RIGHTS. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an employee's employment at any time.

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

         28. OFFSETS. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Board or its committee, in its sole discretion, shall determine.

         29. CAPTIONS. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

         30. GOVERNING LAW. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.
















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